UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2006

Fog Cutter Capital Group Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-23911	52-2081138
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1410 SW Jefferson Street, Portland, OR 97201
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (503) 721-6500

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐                       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry Into a Material Definitive Agreement

On December 29, 2006, the Compensation Committee of Fog Cutter Capital Group, Inc. (the “Company”) adopted a plan (the “Exchange Plan”) under which all holders of unexpired options granted by the Company to acquire shares of the  Company’s common stock may exchange previously issued options (the  “Old Options”) for new options  (“New Options”).  Eligible participants include all employees, officers and directors.   The exercise price of each New Options is $1.32 per share, which is 110% of the closing price of the Company’s stock on December 29, 2006.  Under the Exchange Plan, all current holders are entitled to surrender their Old Options (whether vested or not) for an equal number of New Options with a 10-year term and vesting of 1/3rd each year beginning on December 31, 2007.

All of the Company’s executive officers and all but one of the Company’s independent directors participated in the exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Fog Cutter Capital Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 4, 2007

FOG CUTTER CAPITAL GROUP INC.

By:	/s/ R. Scott Stevenson
R. Scott Stevenson
Senior Vice President and Chief
Financial Officer